Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Bancolombia S.A. of our report dated April 27, 2020 relating to the financial statements for the year ended December 31, 2019, which appears in Bancolombia S.A.’s Annual Report on Form 20-F. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers Ltda.

Medellín, Colombia

April 27, 2022